SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

PROVIDENT BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-37504	45-3231576
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (978) 834-8555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01	Regulation FD Disclosure

Provident Bancorp, Inc. (the “Company”) will make a presentation at its 2017 Annual Meeting of Shareholders to be held at 4 Oceanfront North, Salisbury, Massachusetts 01952 on May 25, 2017 at 10:30 a.m., local time. The presentation provides an overview of the Company’s business and strategic focus and the Company’s financial performance. A copy of the presentation will be available on the Company’s website, www.theprovidentbank.com, under “About Us – Investor Relations,” beginning at 9:00 a.m. on May 25, 2017. The presentation is not deemed “filed” with the Securities and Exchange Commission for any purpose.

Item 9.01	Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

DATE: May 24, 2017	By:	/s/ David P. Mansfield
David P. Mansfield
President and Chief Executive Officer